CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the previously filed Registration Statement on Form S-8 (No. 333-150968) of MSB Financial Corp. (the “Company”) of our report dated September 25, 2009, on the Company’s consolidated financial statements as of June 30, 2009 and 2008, and for each of the years then ended, as included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009.

/s/ Beard Miller Company LLP

Clark, New Jersey

September 25, 2009